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                                                                    Exhibit 23




                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-17030) pertaining to the 1986 Stock Option Plan; in the Registration Statements (Forms S-8 No. 33-68474, No. 33-24122, No. 33-30716 and No.
333-17259) pertaining to the 1988 Stock Option Plan; in the Registration Statement (Form S-8 No. 333-59861) pertaining to the 1997 Stock Option Plan; in the Registration Statements (Forms S-8 No. 33-68476 and No. 333-71971) pertaining to the Stock Option Plan for Nonemployee Directors; in the Registration Statement (Form S-8 No. 333-50162) pertaining to the 2000 Stock Option Plan; in the Registration Statement (Form S-8 No. 333-50160) pertaining to the 1999 Nonemployee Director Stock Plan; and in the Registration Statements (Forms S-3 No. 33-87948, No. 333-45803, No. 333-69317, No. 333-91441 and No.
333-38412, and Form S-4 No. 33-06901) and in the related Prospectuses of Duramed Pharmaceuticals, Inc. of our report dated February 27, 2001 with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                          Ernst & Young LLP


Cincinnati, Ohio
March 21, 2001